                      [Form of Face of Fixed Rate Note]          Exhibit 4(a)

          THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.


CUSIP NO.

REGISTERED NO.


                       HUNTINGTON BANCSHARES INCORPORATED

                     MEDIUM-TERM FIXED RATE NOTE,  SERIES B

              Due From Nine Months to 30 Years From Date of Issue


         [INCLUDE LEGEND IF THIS IS A GLOBAL NOTE --- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ORIGINAL ISSUE DATE:                           MATURITY DATE:

ISSUE PRICE:                                   INTEREST RATE PER ANNUM:

INITIAL DATE ON WHICH THE                      REDEEMABLE ON OR AFTER:
NOTE IS REPAYABLE AT THE                       (AT OPTION OF THE COMPANY)
OPTION OF THE HOLDER:

INITIAL REPAYMENT                              INITIAL REDEMPTION
PERCENTAGE:                                    PERCENTAGE:

ANNUAL REPAYMENT                               ANNUAL REDEMPTION
PERCENTAGE REDUCTION:                          PERCENTAGE REDUCTION:

INTEREST PAYMENT DATES:                        DEPOSITARY:
                                               (Only applicable if Note is a
                                               Global Note)

OID DEFAULT AMOUNT:                            DEFAULT RATE:
(Only applicable if Note issued at             (Only applicable if Note
original issue discount)                       issued at original issue
                                               discount)

         HUNTINGTON BANCSHARES INCORPORATED, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), for value received, hereby promises to pay to__________________________________

_______________________________________________________________________________,

or registered assigns, the principal sum of____________________________________
U.S. dollars, on the Maturity Date specified above, or if such date is not a Business Day (as defined below), the next succeeding Business Day, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, on the Interest Payment Dates specified above in each year and at Maturity, until the principal sum hereof has been paid or duly provided for. Interest payments herein will include interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, but excluding the applicable Interest Payment Date; provided, however, that at Maturity, the interest payable will include interest accrued to but excluding the Maturity. The first payment of interest on a Note originally issued and dated between a Regular Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) next preceding each Interest Payment Date (each such date a "Regular Record Date"), and interest payable at Maturity will be paid to the Person to whom said principal sum is payable.

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at the option of the Company, may be made either by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or by wire transfer to an account maintained by such Person with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive interest payments (other than at Maturity) by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent (as defined below) on or prior to the applicable Regular Record Date for such payment of interest. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity will be made in immediately available funds upon presentation of this Note at the office of The Chase Manhattan Bank (National Association), as paying agent ("Paying Agent"), in New York, New York, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

         Any Interest Payment Date which is not a Business Day shall be the next succeeding Business Day with the same force and effect as if payment had been made on the Interest Payment Date and no interest shall accrue with respect to the payment due on such date. Any payment of principal, premium, if any, or interest on the Maturity of this Note which is due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue with respect to the payment due on such date.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of New York.

         Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, HUNTINGTON BANCSHARES INCORPORATED has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

DATED: ________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION                          HUNTINGTON BANCSHARES INCORPORATED
This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture

THE CHASE MANHATTAN BANK                                         By: ______________________________________
(NATIONAL ASSOCIATION)                                                Zuheir Sofia, President
as Trustee


By: _____________________________________                        Attest: ___________________________________
          Authorized Officer                                          Ralph K. Frasier, Secretary

                                                                     [SEAL]

                      [Form of Reverse of Fixed Rate Note]

                       HUNTINGTON BANCSHARES INCORPORATED

                     MEDIUM-TERM FIXED RATE NOTE,  SERIES B

              Due From Nine Months to 30 Years From Date of Issue

         This Note is one of a duly authorized issue of Medium-Term Notes of the Company (hereinafter called the "Notes"), issued or to be issued in one or more series under and pursuant to an indenture, dated as of March 25, 1994 (as supplemented or amended from time to time, the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face, limited in aggregate principal amount of $750,000,000.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

         If so provided on the face of this Note, this Note will be repayable, at the option of the Holder, in whole or in part in increments of $1,000 (provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000), on any Business Day on or after the Initial Date On Which The Note Is Repayable At The Option Of The Holder specified on the face hereof, at the repayment amount specified on the face hereof, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the thirtieth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) the certificate number or a description of the tenor and terms of this Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Chase Manhattan Bank (National Association), Attention:
Corporate Trust Administration, 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt), and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

         The Notes are issuable in global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, a new Note or Notes in authorized denominations, for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation, (y) the Company at any time and in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form, or (z) an Event of Default, or an event which with notice or lapse of time or both would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity, and other terms and of differing denominations aggregating a like amount.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the places, at the respective times, and at the rate herein prescribed.

         The Company, the Trustee, and any Paying Agent may deem and treat the Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

____________________________________________________________________________
(Please Insert Social Security or Other Identifying Number of Assignee)

____________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal Zip Code of
Assignee)

____________________________________________________________________________

the within Note and does hereby irrevocably constitute and appoint

____________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power and substitution in the premises.


Dated: ________________________           _______________________________________________________________________________________
                                          NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


                           OPTION TO ELECT REPAYMENT
                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

         For the within Note to be repaid, the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the thirtieth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) the within Note, with this "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the within Note, (b) the principal amount of the within Note and the amount of the within Note to be repaid, (c) the certificate number or a description of the tenor and terms of the within Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the within Note with this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and the within Note and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid:___________________________;
and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):____________________________________


Dated:__________________________
                                         NOTICE:  The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                                         --------------------

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                                UNIF GIFT MIN ACT -- _______________ Custodian ________________
TEN ENT -- as tenants by the entireties                                               (Cust)                  (Minor)
JT TEN  -- as joint tenants with right of survivorship                                Under Uniform Gifts to Minors Act
          and not as tenants in common                                                  _____________________________________
                                                                                                  (State)

    Additional abbreviations may also be used though not in the above list.